SCHEDULE 14C/A
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
/X/ Preliminary information statement, amended
/ / Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
/ / Definitive information statement

SKINTEK LABS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
/ / No fee required.
/X/ Fee computed on table below per Exchange Act Rules 14-c5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, $.001 Par Value

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $217,131, based upon the value of the net assets of the wholly-owned subsidiary being transferred pursuant to the Share Transfer Agreement.

(4) Proposed maximum aggregate value of transaction: $217,131 based upon value of the net assets of the subsidiary.

(5) Total fee paid:  $43.43

Proposed Maximum Aggregate Value of Transaction	Filing Fee
$217,131	$43.43

/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with the Exchange Act we file reports, proxy/information statements and other information with the Securities and Exchange Commission. You may inspect and copy the reports, proxy/information statements and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web site at (http://www.sec.gov).

Table of Contents

Item 1. Information Required by Items of Schedule 14C	2
Summary Term Sheet	2
Background of Skintek Labs, Inc.	3
The Stockholder Consent and Director Approval	4
The PBI Share Transfer Agreement	4
(1) Background and Material Features of the PBI Share Transfer Agreement	4
(2) Obligations under 1999 Employment Agreement	4
(3) Consent by Majority Shareholder	5
(4) Opinion of Valuation	5
(5) Reasons for the PBI Share Transfer Agreement	5
(6) Conduct of Business Following the Share Transfer	6
(7) Risk Factors	8
(8) Unaudited Proforma Financial Statements of the Registrant Following the Transaction	10
(9) Federal Income Tax Consequences	12
Item 2. Statement That Proxies Are Not Solicited	12
Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon.	12
Section 16(a) Beneficial Ownership Reporting Compliance	13
Business Experience of Principal	13
Potential Conflicts of Interest	14
Item 4. Proposals by Security Holders	14
Exhibits
10.1 Share Transfer Agreement	14
10.2 List of PBI Assets and Liabilities	17

SKINTEK LABS, INC.
2700 NE 29th Avenue
Suite 304
Hollywood, FL 3302o
(954) 923-4438
August __, 2001

AMENDED PRELIMINARY INFORMATION STATEMENT

Item 1. Information Required by Items of Schedule 14C

This Information Statement is being mailed to the stockholders of Skintek Labs, Inc., a Delaware corporation, also referred to as the "SKNT", "we", "us" and "our", pursuant to the requirements of Regulation 14C under the Exchange Act  in connection with an action taken by written consent of the holders of a majority of our outstanding voting stock. This Information Statement also constitutes notice of action relating to a Share Transfer Agreement involving the disposition by SKNT of all shares of  Performance Brands, Inc. ("PBI"), our former wholly owned subsidiary, to Stacy Kaufman ("Kaufman"), our former sole executive officer and director and a principal shareholder, as discussed below. This action was taken without a meeting pursuant to Section 141 and 228(a) of the Delaware General Corporation Law. As a result of the Share Transfer Agreement, SKNT will become a public shell company with no operations or assets. The only business activities that will be conducted by SKNT will be to seek potential business combinations and continuing to remain current under the reporting requirements of the Exchange Act. This Information Statement contains information regarding our change of management and the disposition of all of our assets and liabilities as discussed below. See the discussion under "Risk Factors" below including risks associated with any future acquisition of a non-reporting company, potential dilution to SKNT shareholders from any reverse merger relating to any acquisition of a non-reporting company.

SUMMARY TERM SHEET - SHARE TRANSFER AGREEMENT

The following is a summary of the material terms of the Share Transfer Agreement and the related transactions. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement and in the attached Exhibits:

•  SKNT will transfer all shares of  Performance Brands, Inc. ("PBI"), our wholly-owned subsidiary, to  Stacy Kaufman, our former president, director and control shareholder pursuant to a Share Transfer Agreement attached as Exhibit 10.1 hereto. See the discussion under "Background and Material Features of the PBI Share Transfer Agreement" beginning on page 14 below. The reasons for entering into the Share Exchange Agreement are set forth under "Reasons for the PBI Share Transfer Agreement" below.

• The value of net assets transferred to Kaufman in connection with the Share Transfer Agreement is $217,131. Reference is made to our pro forma financial statements below and to the List of Assets and Liabilities transferred, which is attached as Exhibit 10.2 hereto. This constituted all of our assets and liabilities. As a result of this Share Transfer Agreement we will be a non-operating company with no assets or liabilities and will seek to explore potential business combinations with entities which our management believes will have greater potential for growth and profitability.
• In connection with the Share Transfer Agreement, Kaufman resigned as an officer and director of SKNT on March 16, 2001 and agreed to waive any rights that he has or may have had under his 1999 Employment Agreement, including rights to purchase 1,000,000 option shares at $.50 per share which had already vested and contingent rights under the option to purchase an additional 1.5 million shares at $.50, in increments of 500,000 shares, based upon SKNT achieving cumulative revenues of  $2,548,000, $3,757,000 and $5,209,120, respectively. Options to purchase 500,000 shares vested when SKNT achieved cumulative revenues of $700,000 and an options for additional 500,000 shares vested when SKNT achieved cumulative revenues of $1,540,000. The option with respect to the remaining 1.5 million shares had not vested as of the date of Kaufman's resignation. The options had no intrinsic value, because the exercise price was in excess of the closing bid price of the SKNT shares on the OTC:BB during the past thirty days.

• Prior to Kaufman's resignation as our sole executive officer and director on March 16, 2001, Kaufman, as the sole director, elected Marc Baker as a director of SKNT. Mr. Baker had previously served as SKNT's merger consultant and had made net cash advances of $637,919 to SKNT during the period from March to July, 1999 as merger consultant. The initial net cash advances totaling $541,667 was converted into 1,083,338 restricted shares in March 1999. Additional cash advances of $96,252 were made by Mr. Baker through July 1999 and Mr. Baker had a subscription payable of $392,287. The July 1999 net cash advanced and the subscription payable was applied to the issuance to Mr. Baker of an additional 1,034,933 restricted shares. Prior to year end December 31, 1999, Mr. Baker made additional cash advances of $18,000 which reduced his subscription payable to SKNT. During 2000, Mr. Baker made additional payments of $72,293 toward his subscription payable. During the first quarter of 2001, Mr. Baker paid an additional $12,365 toward the subscription receivable, resulting in a subscription receivable as of March 31, 2001 of $289,629. During the quarter ended June 30, 2001 the subscription receivable of $289,629 from Mr. Baker was waived in connection with his acquisition of control and the divestiture of PBI. The total net cash advances made by Baker while he was merger consultant, from March 1999 through March 2001 was $740,577, which was effectively converted into 2,118,271 restricted SKNT shares that were issued from March 1999 to July 1999. The average conversions price of Mr. Baker's net cash advances while he served as merger consultant was $.35 per share. After Mr. Baker's election as a director, Kaufman resigned as an officer and director and  Baker then became our president by his own appointment. On March 16, 2001, Mr. Baker also acquired voting control of SKNT by his purchase of 6,000,000 restricted SKNT shares for a subscription receivable of $6,000, which is equal to the par value of  SKNT shares.  In determining the purchase price paid by Baker for the 6 million restricted SKNT shares,  SKNT considered the net cash advances made by Baker of $740,577 during 1999, 2000 and through March 2001, that he converted into 2,118,271 restricted SKNT shares at an average price per share of $.35 and that at the date of the sale of the 6 million restricted shares SKNT had no business operations or assets. SKNT shares have had only a limited and sporadic trading market, and we believe that the collective transactions including the sale of the 6 million shares at par value to Mr. Baker, was fair. SKNT has not sought any fairness opinion with respect to the Baker transactions. While there was no trading in the SKNT shares on March 16, 2001, the closing bid price of the SKNT shares on that date was $.20. Notwithstanding our belief that the transaction involving the sale of 6 million shares was fair, we have taken a non-cash charge of $1.2 million reflected in the pro forma statement of operations below and also see Item 3 "Interest of Certain Persons in or Opposition to Matters to Be Acted Upon".

Background of Skintek Labs, Inc.

We were incorporated under the name Biologistics, Inc. under the laws of Colorado on December 13, 1994, to engage in clinical consulting, contract packaging and labeling services. We never had any operations. On April 22, 1997, we merged into a subsidiary that was organized under the name Biologistics, Inc. under the laws of Delaware on March 19, 1997 and became a Delaware corporation. We organized PBI Acquisition Corp. as a wholly-owned subsidiary on March 31, 1999, and on the same date our wholly-owned subsidiary entered into a merger agreement with and was merged into PBI Acquisition Corp. resulting in PBI becoming our wholly-owned subsidiary. In consideration for the merger, the former PBI shareholders, Stacy Kaufman and Cathy Kaufman, were issued 18,500,000 shares, which were adjusted for a one for six reverse recapitalization into 3,083,333 shares. The book value of PBI was $357,789 at the date of the merger in March 1999.

The purpose of of the merger between SKNT and PBI was to enable SKNT to become an operating company. Since its incorporation on September 21, 1995 under the laws of Florida, PBI was engaged in the sale of products for skin fitness, self-tanning, sun protection and nutrition. PBI's products were sold through direct mail, drug chains, mass market outlets, health food stores, gyms, and tanning, nail and hair salons, as well as private label sales. Our sole business and operations since the merger of PBI into SKNT in March 1999 and prior to our entering into the Share Transfer Agreement with Kaufman was the business and operations of PBI. In connection with the merger of PBI into SKNT, we entered into a 1999 Employment Agreement with Kaufman which is discussed below under "Obligations Under 1999 Employment Agreement".

We determined to enter into the Share Transfer Agreement and divest PBI for the reasons set forth below under "Reasons for the PBI Share Transfer Agreement". As part of the Share Transfer Agreement, we accepted the resignation of Stacy Kaufman as an officer and director, on March 16, 2001. Prior to his resignation, Kaufman elected Marc Baker as a director of SKNT. Prior to Baker's election as a director of SKNT, he served as merger consultant to SKNT from the period prior to the 1999 merger with PBI until his acquisition of controlling interest in SKNT.

The Stockholder Consent and Director Approval

Under Section 228 of the General Corporation Law of Delaware, and unless otherwise provided in a corporation's certificate of incorporation, the stockholders of a corporation can consent in writing to an action without prior notice, without a vote, in lieu of a meeting, to an action that may have been taken at a meeting. Under Section 141 of the General Corporation Law of Delaware the board of directors of a corporation is also empowered to approve actions related to the sale or exchange of shares, or the sale, lease or exchange of all or substantially all of its assets.  Marc Baker, SKNT's sole executive officer and director and the record and beneficial owner of 8,118,271 shares or  68.1% of SKNT's issued and outstanding shares following the issuance and sale to Mr. Baker of 6 million shares on March 16, 2001, ratified and approved the Share Transfer Agreement transferring all PBI shares to Kaufman, by his consent by written resolution to the adoption of the Share Transfer Agreement effective April 30, 2001. On March 16, 2001, contemporaneous with the resignation of Mr. Kaufman,  Mr. Baker acquired voting control of SKNT by purchasing 6 million shares from SKNT for $6,000. The source of the $6,000 used by Mr. Baker to acquire the 6 million shares was from personal funds. The price per share to Mr. Baker was less than the closing bid price of the shares of $.20 on March, 16, 2001, the date of the transaction, although no shares traded on that date and there has been no actual trading market in the SKNT shares. See Item 3, "Interest of Certain Persons In or Opposition to Matters To Be Acted Upon" below.

While no federal or state regulatory approvals are required, SKNT must file a Preliminary Information Statement on Schedule 14C and a Definitive Information Statement on Schedule 14C under the Exchange Act. This filing constitutes an amendment to the Preliminary Information Statement on Schedule 14C which was filed on May 1, 2001 with the SEC.

The PBI Share Transfer Agreement

(1) Background and Material Features of the PBI Share Transfer Agreement

SKNT was incorporated under the name "Biologistics, Inc." as a Colorado corporation on December 13, 1994. On April 22, 1997, Biologistics, Inc. merged into its wholly-owned subsidiary, and became a Delaware corporation.

PBI was incorporated in the State of Florida on September 21, 1995, to engage in the wholesale and retail distribution and sale of a variety of products for the skin-care market. On March 31, 1999, SKNT acquired PBI as a wholly-owned subsidiary through an exchange of 3,083,333 SKNT shares (after adjustment for a one-for-six reverse share recapitalization) for all of the PBI shares owned by PBI's founders, Stacy and Cathy Kaufman ("Kaufman"). During 1999 and 2000 and through the date of his resignation from SKNT on March 16, 2001, Mr. Kaufman was our sole director, executive officer and a control shareholder. Prior to the resignation, Mr. Kaufman owned 3,371,666 shares, excluding 1,000,000 shares underlying an option that was cancelled, or 55.2% of SKNT's 5,921,271 issued and outstanding shares. Mr. Kaufman's percentage ownership was prior to the issuance and sale to Mr. Baker of 6 million SKNT shares.  After the issuance and sale of 6 million shares to Marc Baker, we had a total of 11,921,271 shares issued and outstanding, which reflects the cancellation of 1,000,000 shares underlying vested options granted to Kaufman under his 1999 Employment Agreement. At the same date Mr. Kaufman agreed to the cancellation of unvested options to purchase an additional 1.5 million shares.

SKNT entered into an Share Transfer Agreement, dated as of April 30, 2001 (attached as Exhibit 10.1 hereto),  between SKNT, Stacy Kaufman, our former president and sole director, and his wife, Cathy Kaufman, who served as our secretary and treasurer. In the Share Transfer Agreement we agreed to transfer all PBI shares to Kaufman, who was the founder of PBI and operated PBI as a private company prior to the 1999 merger between PBI and SKNT, in exchange for Kaufman's release of any claims that Kaufman had or may have had under Kaufman's 1999 Employment Agreement dated March 30, 1999 and the rights of Kaufman to vested and unvested options granted to Kaufman under the Employment Agreement. The obligations are summarized below under "Obligations Under the 1999 Employment Agreement".  On March 16, 2001, Mr. Kaufman resigned as an officer and director of SKNT, but immediately prior to his resignation, Mr. Kaufman elected Marc Baker to SKNT's board of directors and Mr. Baker became SKNT's sole director. Following his appointment, Mr. Baker appointed himself as SKNT's president.

(2) Obligations Under 1999 Employment Agreement

Under the 1999 Employment Agreement with Stacy Kaufman, he was entitled to a base annual salary of $100,100, subject to an annual increase of 10% and a bonus based upon SKNT's performance as determined by SKNT's board of directors. During 1999 and 2000, Mr. Kaufman was also our sole director. Mr. Kaufman had been granted common stock purchase options by SKNT under the 1999 Employment to purchase 2,500,000 SKNT shares at a price of $.50 per share, options to purchase 500,000 shares had already vested based upon SKNT achieving cumulative revenues of $700,000 and the option to purchase an additional 500,000 shares had vested based upon SKNT achieving cumulative revenues of $1,540,000. The right under the option to purchase the additional 1.5 million shares was unvested. The vesting provision provided for  increments of 500,000 shares  was contingent  based upon SKNT achieving cumulative revenues of $2,548,000, $3,757,000 and $5,209,120, respectively. The option exercise price with respect to the entire 2.5 million shares was in excess of the closing bid price of the SKNT shares on the OTC:BB during the past thirty days and as a result, no intrinsic value has been attributed to the options that had vested or unvested. No options were ever exercised by Mr. Kaufman and he agreed to the cancellation of all vested and unvested options in consideration for the Share Transfer Agreement. The net asset transferred as part of the Share Transfer Agreement was  $217,131 (See Exhibit 10.2). SKNT' s principal shareholder, Mr. Baker, deemed that this was sufficient consideration for entering into the Share Transfer Agreement, and divest PBI, because he believed that it was in the bests interest of SKNT's shareholders to focus on alternative business opportunities.

(3) Consent by Majority Stockholder

The Share Transfer Agreement involving the divestiture of PBI will result in the disposition of all of  SKNT's assets, business and operations subject to all of its liabilities.  The list of assets and liabilities that are subject to the Share Transfer Agreement is attached as Exhibit 10.1. This list is also included in the the Notes to Consolidated Financial Statements to our Form 10-QSB/A for the three-month period ended March 31, 2001, which includes SKNT's Pro Forma Balance Sheet at March 31, 2001 and Pro Forma Statement of Operations for the three months ended March 31, 2001. This transaction constitutes a sale of all of the property and assets of SKNT within the meaning of Section 271(a) of the Delaware General Corporation Law. Because a transaction subject to Section 271(a) requires the approval of a majority of a corporation's outstanding voting shares under Delaware law, the Board of Directors of SKNT sought the approval of this transaction by SKNT's majority stockholder, which approval was received.  On April 30, 2001, by written consent in lieu of a meeting, Marc Baker, the record and beneficial owner of  8,118,271 shares or  68.1% of the issued and outstanding SKNT voting stock and SKNT's sole director and officer, approved the Share Transfer Agreement.

The written consent of our majority shareholder dated April 30, 2001 will become effective 20 days from the date the Definitive Information Statement is first mailed to stockholders. The closing of the transactions contemplated in the Share Transfer Agreement shall take place as promptly as practicable after the effective date of this Information Statement.

The record date for determining holders of our common stock entitled to receive this Information Statement has been established as the close of business on June 30, 2001. This Information Statement is first being mailed to stockholders on or about August __, 2001.

(4) Opinion of Valuation

We have not obtained any opinion from any investment banking firm or other party as to the fairness of the transactions described in this Information Statement.

(5) Reasons for the PBI Share Transfer Agreement

Financial Performance. Despite recent market growth for skin-care products, PBI had a loss from operations during both 2000 and 1999 of $100,862 and $277,239, respectively. Although the losses decreased significantly, sales were stagnant although PBI has introduced new products. The principal reason for the decrease in loss from operations from 1999 to 2000 was primarily from the decrease in marketing expenses.  Our administrative expenses were $246,428 and $266,891 in 2000 and 1999, respectively. Approximately 30% of such administrative expenses in each year were associated with costs of being a public company, and therefore had a material adverse impact on our operating expenses. In addition, the book value of PBI was $357,789 at the March 1999 merger with SKNT and had declined to $217,131 at March 31, 2001. We did not expect PBI to be able to operate on a profit margin acceptable to our shareholders but believe that PBI can operate successfully as a private company with reduced operating expenses.

Difficulties in Funding Operations. SKNT had been dependent upon cash flow from financing activities through cash advances made by  Mr. Baker, who initially served in the capacity of a merger consultant in connection with the merger between SKNT and PBI in 1999. During 1999 Mr. Baker net cash advances of $637,919 which debt was converted  into 2,118,271 shares during 1999. Based upon his business judgment, Mr. Baker did not consider the industry in which PBI operated to be attractive to investors in public companies based upon current market conditions.

Rescission of Previous Merger Agreement. Effective on August 15, 2000, SKNT entered into an agreement with Ultimate Warlock, Inc., a California corporation, engaged in the manufacture and sale of power boats, for the purpose of acquiring Ultimate Warlock, which was announced in a Form 8-K in September 2000. This agreement also contemplated the divestiture of PBI upon the closing of the Ultimate Warlock transaction. However, the agreement with Ultimate Warlock was rescinded and SKNT continued to operate PBI. The rescission of the Ultimate Warlock transaction and the lack of improvement in PBI's operating margins led SKNT's two principal shareholders, Kaufman and Baker, to divest PBI's operations to PBI's founder, Mr. Kaufman, who had successfully operated PBI from its inception in 1995.

(6) Conduct of Business Following the Share Transfer

Business Objectives. We seek acquisition possibilities throughout the United States to make acquisitions or enter into other business endeavors to the extent our limited assets and personnel will allow. Our business objective is to effect a merger, exchange of capital stock, asset acquisition or other business combination (a "Business Combination") with an operating business (a "Target Business") that will have significant growth potential.

We will seek to acquire a Target Business without limiting ourselves to a particular industry. Most likely, the Target Business will be primarily located in the United States, although we reserve the right to acquire a Target Business with operations and/or locations outside the United States. In seeking a Target Business, we will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad; or (ii) is engaged in wholesale or retail distribution, among other potential Target Business opportunities. We do not intend to register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD. Our sole officer/director has had only preliminary contact with representatives of other companies regarding the possibility of a Business Combination, although none of these have resulted in any agreements or understandings. It is possible if not likely that any Business Combination will be consummated with any of the parties that we have been in contacted.
Our Common Stock is subject to quotation on the NASD OTC Bulletin Board under the symbol "SKNT".

Selection of a target business and structuring of a business combination. At present Mr. Marc Baker is our sole executive officer and director and is a control shareholder, owning 68.1% of our issued and outstanding shares. As a result, Mr. Baker will have substantial flexibility in identifying and selecting a prospective Target Business. See  "Business Experience of Principal" below as well as Item 3, "Interest of Certain Persons in or Opposition to Matters to Be Acted Upon. We will be almost entirely dependent on the judgment of Mr. Baker in connection with the selection of a Target Business. In evaluating a prospective Target Business, we will consider, among other factors, the following: (i) costs associated with effecting the Business Combination; (ii) equity interest in and opportunity for control of the Target Business; (iii) growth potential of the Target Business in its industry; (iv) experience and skill of management and availability of additional personnel of the Target Business; (v) capital requirements of the Target Business; (vi) competitive or comparative position of the Target Business in its industry; (vii) stage of development of the Target Business; (viii) degree of current or potential market acceptance of the Target Business, products or services; (ix) proprietary features and degree of intellectual property or other protection of the Target Business; (x) the financial statements of the Target Business; and (xi) the regulatory environment in which the Target Business operates.

The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular Target Business will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management in connection with effecting a Business Combination consistent with our business objectives. In connection with its evaluation of a prospective Target Business, management, with the possible assistance of an independent investment banking firm, or third party consultants, anticipates that we will conduct a due diligence review which will encompass, among other things, meeting with incumbent management and inspection of facilities, as well as a review of financial, legal and other information which will be made available to us.

The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. Our current executive officer and director intend to devote only a small portion of their time to the our affairs and, accordingly, consummation of a Business Combination may require a greater period of time than if our management devoted their full time to our affairs. However, Mr. Baker will devote such time as he deems reasonably necessary to carry out our business objective and affairs, including the evaluation of potential Target Businesses and the negotiation of a Business Combination and, as a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a Target Business or are engaged in active negotiation of a Business Combination. Any costs incurred in connection with the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise complete a Business Combination or for the resulting entity to utilize.

We anticipate that various prospective Target Businesses will be brought to our attention from various sources, including broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community and affiliated sources, including, possibly, our executive officers, directors and their affiliates. While we have not yet ascertained how, if at all, we will advertise and promote ourselves, we may elect to publish advertisements in financial or trade publications seeking potential business acquisitions. We may also engage the services of professional firms that specialize in finding business acquisitions, in which event we may agree to pay a finder's fee or other compensation. In no event, however, will we pay a finder's fee or commission to our officers or directors or to any entity with which they are affiliated directly or indirectly.

As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure a Business Combination so as to achieve the most favorable tax treatment to us, the Target Business and their respective shareholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately agree with our tax treatment of a particular consummated Business Combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately disagree with our proposed tax treatment and in fact prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to us, the Target Business and their respective shareholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

Acquisition Restrictions. We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

We are subject to the reporting requirements under the Exchange Act, including the requirement to file quarterly reports and our Annual Reports. Pursuant to Section 13 and 15(d) of the Exchange Act, in the event significant acquisitions take place, we will also be required to file current reports with the SEC which will include certified financial statements for the acquired company covering one or two years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

Various impediments to an acquisition of a business or company or a merger may arise such as appraisal rights afforded the shareholders of a prospective Target Business under the laws of the state under which the prospective Target Business is organized. This may prove to be deterrent to a particular Business Combination.

Business Experience of Principal. Our present management consists of Marc Baker, who serves as our president, sole officer and director and a control shareholder, owning 8,118,271 or 68.1% of our 11,921,271 issued and outstanding shares. Mr. Baker is a certified public accountant licensed in the State of Florida. During the past five years, Mr. Baker has had experiences in negotiating mergers, acquisitions and stock purchase agreements involving several different private operating companies with public non-operating companies. Some of these public non-reporting companies involved in these transactions continued to be non-reporting companies under the Exchange Act after the transactions or became reporting companies and then ceased to report under the Exchange Act. However, Mr. Baker was not part of the post-transaction management in these non-reporting companies. Mr. Baker has also provided consulting services to  independent public accounting firms and attorneys in several transactions which services have facilitated other companies in becoming operating companies. Mr. Baker has also worked closely with the professionals engaged by the entities seeking to enter into Business Combinations, similar to those that we may pursue for the purpose of due diligence and evaluation of Target Businesses and conducting negotiations for Business Combinations.

During the past five years, Mr. Baker served as an officer and director of the following public non-operating companies each of which entered into a Business Combination during the years stated: (i) Life Industries Inc. - Mr. Baker served as president of Life Industries Inc., a public non-operating company, that filed its Form 10 in 1995, prior to Mr. Baker's involvement, but never filed any Exchange Act reports. Mr. Baker after becoming president of Life Industries caused Life Industries to engage an accounting firm and legal representation so that it could enter into a business combination with Quill Industries, an operating company, in 1997. At the date of the transaction with Quill, Mr. Baker resigned his position as an officer and director and disposed of his share interest in Life Industries to an unaffiliated party. Prior to the business combination between Life and with Quill, and as a result of Mr. Baker's efforts, Life Industries had available current information required by Rule 15c-2-11, which permitted a market maker to enter quotes for the Life shares on the pink sheets. However, while Quill Industries on August 21, 1998 filed a Form 10-SB under the Exchange Act to become a reporting company, which was after Mr. Baker's resignation, the Form 10-SB was withdrawn on June 4, 1999 and Life Industries never filed any reports under the Exchange Act; (ii) Stetson Oil Exchange Inc. - Mr. Baker was an officer and director of Stetson Oil Exchange Inc., a public non-operating company that entered into a business combination transaction with Telecom Wireless Corp., an operating company, in 1998, and resigned his positions and disposed of his share interest in Stetson when it entered into a business combination with Telecom Wireless. Telecom Wireless became a reporting company under the Exchange Act and its shares were traded on the OTC:BB until the shares were delisted for failure to continue to remain current under the Exchange Act; (iii) Skintek Labs, Inc. - Mr. Baker was an officer and director of  Biologistics Inc., a public non-operating company, and when it entered into a merger agreement with Skintek Labs Inc., an operating company, in 1999, Mr. Baker resigned as an officer and director.  Skintek Labs has continued to be an operating and reporting company under the Exchange Act and its shares are subject to quotation on the OTC:BB; (iv) Union Chemical Corp. -  Mr. Baker was president of  Union Chemical Corp., a public non-operating company that was never a reporting company under the Exchange Act. Mr. Baker sold his interest in Union Chemical and resigned as president  prior to Union Chemical entering into a merger agreement with HotYellow 98.com, an operating company, in 1999 and Mr. Baker had no involvement in the merger transaction. HotYellow filed a registration statement on Form 10-SB on August 23, 1999 but never filed any required Exchange Act reports and is not current under the reporting requirements under the Exchange Act; (v) National Venture Capital Fund, Inc. - Mr. Baker is the secretary-treasurer and a director of  National Venture Capital Fund, Inc., a non-operating company that filed its Form 10-SB/12g on May 6, 1999 and filed its annual report for its year ended April 30, 2000 and its quarterly report for the first quarter ended July 31, 2000 but has failed to file the required quarterly reports under the Exchange Act  and is therefor not current in its reporting requirements. Mr. Baker is also serving as President and director of BSD Healthcare, Inc., a non-operating company, which is current under its reporting requirements under the Exchange Act; and (vi) Combined Professional Services, Inc., a current reporting company that had no operations through its year ended December 31, 2000. Mr. Baker was elected as director on February 27, 2001 following which former officers and directors resigned. Mr. Baker appointed himself as president and as sole officer and director is pursuing acquisitions for Combined Professional Services. It has recently concluded an acquisition of a 5% interest in an operating company.

(7) Risk Factors

We have no revenues and assets. We have only limited assets and financial resources, which reflects in our capitalization. To date, our principal shareholder, Marc Baker, has provided additional funds, which have been used to fund the costs necessary to prepare and file all reports required under the Exchange Act and the professional fees paid to our independent public accountant. We will, in all likelihood, continue to depend on funding from Marc Baker for our general and administrative expenses, including accounting fees, without generating any revenues until the conclusion of a Transaction. Marc Baker has agreed to provide necessary funding to pay the expenses associated with the preparation and filing of reports under the Exchange Act at least until the consummation of a Transaction. At the time of such Transaction, we will negotiate on an arm’s-length basis with the entity to be acquired in the Transaction the terms, if any, regarding any repayment to Marc Baker of funds.

Company has one director and one officer. The Company's sole officer and director is Marc Baker. He is also our controlling shareholder. The decision to enter into a Transaction may be made without detailed independent feasibility studies, analysis, market surveys or similar independent sources of information ("Independent Studies"). If we had more funds available, it may be deemed advantageous for us to conduct or secure Independent Studies. While Mr. Baker intends to devote only a limited amount of time per month to the business of the Company, he will fulfill his management obligations until a Transaction is concluded. While CR Capital Services, Inc., a corporate securities compliance firm ("CRCS"), has agreed to provide continuing corporate securities services to the Company, the Company has not yet entered into a written service agreement with CRCS, but it is expected to do so. The loss of the service of our sole officer and directors could adversely affect the fulfillment of our business plan to negotiate and conclude a Transaction and continue to remain a reporting entity under the Exchange Act, unless such individual(s) were replaced.

Conflict of interest. Our sole officer and directors presently participates in other business activities. Mr. Baker, our sole executive officer/director, is not required to commit his full time to our affairs. As a result, the consummation of a Business Combination may require a greater period of time than if our management devoted his full time to our affairs. However, our executive officer/director will devote such time, as he deems reasonably necessary, in his sole discretion, to conduct our business and affairs, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination. At the date of the filing of this report, Mr. Baker is also serving as secretary-treasurer and a director of  National Venture Capital Fund, Inc., a non-operating company, which is not current in its reporting requirements. Mr. Baker is also serving as President and director of BSD Healthcare, Inc., a non-operating company, which is current under its reporting requirements, and is President and sole director of Combined Professional Services, Inc., a current reporting company that has entered into an agreement to acquire interests in operating companies. As a result, the amount of time devoted to our business and affairs may vary significantly, depending upon, among other things, whether we have identified a Target Business or are engaged in active negotiation and consummation of a Business Combination. Mr. Baker, our sole executive officer/director, has not identified and is not currently negotiating a Business Combination for us. In the future Mr. Baker and other persons that may become associated with us may become affiliated with entities engaged in business activities similar to those we intend to conducted, including seeking potential Business Combinations. In such event, Mr. Baker and such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware, which is where we are incorporated, are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of our directors and executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any conflicts will be resolved in our favor.

The proposed plan of operations of the company contains a high degree of risk. The success of our proposed plan of operation, which is to seek a business combination with a target company, will depend to a great extent on the operations, financial condition and management of an as yet unidentified target company. While a transaction with entities having established operating histories are preferred, there can be no assurance that we will be successful in locating candidates meeting certain criteria. In the event that we complete a transaction, our future success and any successful operations, if any, will be dependent upon management of the target company and numerous other factors beyond our control. There is no assurance that we will be able to identify a target company and consummate a transaction with a desired target company at acceptable terms and conditions.

Purchase of penny stock involves a high degree of risk. The securities of SKNT are classified as a penny stock depending upon their market price and the manner in which they are traded. The SEC has adopted Rule 15g-9 under the Exchange Act, which establishes the definition of a "penny stock" as any equity security that has a market price of less than $5.00 per share or with an exercise price of  less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ SmallCap Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery of a document to investors and purchasers stating the risks associated with such security, special suitability inquiry, regular reporting and other requirements. Current quotations of the price of penny stocks are often not available and investors are often unable to readily liquidate and trade sell securities defined as such penny stocks. Thus an investor may lose his entire investment in a penny stock and consequently investors should carefully consider of any purchase of penny stocks and be aware of the risks associated with any such investment.

There is a scarcity and competition for business opportunities and combinations. We are and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of operating business entities. A large number of established and well-financed entities, including venture capital firms, are active in seeking mergers and acquisitions of operating companies, some of which may also be potential merger or acquisition target candidates for the Company. Nearly all such entities targeting business acquisition transactions have significantly longer operating history, greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a negotiation of a transaction at acceptable terms. Moreover, we will also compete with numerous other small public companies in seeking merger or acquisition candidates.

There is no pending agreement for a transaction and no minimum requirements for a transaction. We have no current agreement or understanding with any party regarding any transaction, nor are we in any negotiations for such purpose. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding any Transaction. At this time, we have not identified any particular industry nor any specific business within any industry in order to possibly pursue a target company for a transaction. We have not established a specific length of operating history nor any specified level of earnings, assets, net worth or other criteria which we will require for any potential target company, nor have we set any limits below which we would not consider a transaction. Accordingly, it is possible that we may elect to enter into a transaction with a business entity having no significant or only limited operating history, may have cumulative deficit and operating or other losses, limited or no potential for immediate earnings, limited assets, negative net worth or other characteristics which may be considered negative by the investment community. There is no assurance that we will be able to negotiate a transaction at favorable terms and conditions, if at all.

Reporting requirements may delay or preclude acquisition. Pursuant to the requirements of Section 13 of the Exchange Act, we are required to provide information about significant acquisitions and other material events. We are also required to file Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB, which latter report must contain our audited financial statements. Further, as a reporting company under the Exchange Act, following any acquisition or transaction that meets certain requirements, we will be required to file a report on Form 8-K or other form appropriate under the Exchange Act, which contains audited financial statements of the acquired company. These audited financial statements must be filed with the SEC within 60 days following the filing of Form 8-K. While obtaining audited financial statements for the two previous fiscal years are typically the economic responsibility of the target company, it is possible that a potential target company will lack the financial resources and professional accounting services to complete such audited financial statements in a timely manner, if at all. In such event, we may elect to finance the expense of preparation of the audited financial statements of a target company. At the time of the conclusion of a transaction, we may not have readily available the financial  resources to fund the costs and professional accounting expenses associated with the completion of such audited financial statements required with respect to an entity acquired in a transaction. If we elect to fund such audit expense, we will be dependent upon the ability of Mr. Baker or the entity involved in the transaction to provide or otherwise secure the financing in order to timely complete the required filing under the Exchange Act. The additional time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or essentially preclude consummation of an otherwise desirable Transaction. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to us in a timely manner in connection with a Transaction. In the event where audited financial statements are unavailable, we could be in position where we will have to rely upon unaudited financial statements and other information that has not been verified by outside auditors in making its decision to engage in a Transaction. This risk increases the prospect that a Transaction with such a business entity might prove to be an unfavorable one for the Company, and would likely preclude our ability to have a trading market develop and be sustained for our securities. In fact, it is a requirement of the SEC that audited financial statements and pro forma financial statements be included as part of the filing of a Form 8-K reporting any transaction.

Lack of market research or marketing organization. To date, we have neither conducted, nor have others made available to us market research indicating that demand exists for any contemplated Transaction. Even in the event that a demand may exist for a Transaction, there is no assurance that we will be successful in completing any such Transaction.

Regulation under investment Company Act. In the event we engage in a transaction which result in our holding passive investment interests in a number of entities, although that is not our intention, we could become subject to the regulations under the Investment Company Act of 1940. "Passive investment interests", as defined in the Investment Company Act, essentially means investments held by persons who do not provide any type of management and/or consulting services nor are not involved in the business entity in which we shall hold securities. In such event, we would be required to register as an investment company, which would involve our incurring significant registration and compliance costs under the Investment Company Act. We have obtained no formal determination nor have requested any ruling or interpretation from the SEC as to our status or potential status under the Investment Company Act of 1940. Consequently, any violation by us of the Investment Company Act, whether intentional or inadvertent, could subject the Company to material adverse consequences.

Probable change in control and management. A transaction involving the issuance of our common stock or other equity will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in SKNT. As a condition of the transaction agreement, Mr. Baker, the control person of SKNT may agree to sell or transfer all or a portion of the common stock so to provide the target company with all or majority control of the surviving entity. The resulting change in control of SKNT will likely result in removal of the present officer and director of SKNT and a corresponding reduction in or elimination of their participation in our future affairs and operations. We may pay finder's fee, if which amount has not yet been determined, in cash or in form of the company's common stock depending on the terms of the transaction. The services agreement between SKNT and CRCS, discussed above, may survive or be terminated in connection with the conclusion with a transaction, depending upon the terms and conditions of any transaction agreement to be negotiated.

Taxation. Federal and state tax consequences will, in all likelihood, be major considerations in our evaluation of any potential transaction. Currently, under applicable federal and state tax law provisions, Transactions may be structured so as to result in tax-free treatment to both the acquiring and acquired companies and their respective shareholders. Our management intends to structure any Transaction in order to minimize the federal and state tax consequences. However, there can be no assurance that such Transaction will satisfy the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the Transaction or may result in our failure to successfully conclude a desired Transaction.

Preferred shares may effect the rights of common stock holders. The Company's Articles of Incorporation, as amended, provide for the authorization of 1,000,000 shares of Preferred Stock, par value $.001 the (the "Preferred Shares") The effects of Preferred Shares and vesting in the Company’s Board of Directors the authority to establish such series of unissued Preferred Shares by the designations, preferences, limitations and relative rights, including voting rights of  Preferred Shares of any series so established by adopting a Board of Director’s resolution may be similar as to increasing the number of Shares of Common Stock. In addition, by authorizing the Preferred Shares and vesting in the Board of Directors the power to establish one or more series with designations, preferences, limitations and relative rights, including voting rights, may effect the rights of Common Stock and the holders of Common Stock. This will depend on the relative designations, preferences, limitations and relative rights, including voting rights granted to the Preferred Shares. While there is no intention to issue and Preferred Shares prior to any Transaction, if any Preferred Shares were authorized by the Board of Directors with designations, preferences, limitations and relative rights, including voting rights, in series or otherwise, this could deter potential acquisition candidates from considering a Transaction with the Company.

(8) Unaudited Proforma Financial Statements of the Registrant Following the Transaction

The pro forma financial information is not necessarily indicative of operating results or financial position that would have been achieved if the divestiture of PBI had been consummated during the first quarter ended March 31, 2001, nor is it necessarily indicative of the future operating results or financial condition of SKNT.

The pro forma balance sheet data is unaudited and was derived from the balance sheet of SKNT at March 31, 2001 and was prepared as if the  transaction involving the divestiture of PBI had occurred as of March 31, 2001. See our pro forma financial statements below.

The pro forma statement of operationg  is unaudited and was derived from the statements of operations of SKNT for the three-month period ended March 31, 2001and gives effect to the divestiture by SKNT of  PBI as if the transaction had occurred prior to March 31, 2001. See our unaudited pro forma income statements below.

In the opinion SKNT all adjustments necessary to present fairly such unaudited pro forma financial statements have been made based on the terms and structure of the PBI transaction.

The unaudited pro forma financial statements have been derived from and should be read in conjunction with SKNT's audited historical financial statements and notes thereto as of December 31, 2000, filed with the SEC as part of our Form 10-KSB/A on July 20, 2001, and SKNT's unaudited financial statements and notes thereto for the three-month period ended March 31, 2001, filed with the SEC as part of our Form 10-QSB/A on July 23, 2001.

PRO FORMA BALANCE SHEET
PERIOD ENDED 3/31/2001
UNAUDITED

	March 31, 2001	Adjustments	Pro-Forma
CURRENT ASSETS:
Cash and cash equivalents	$13,555	$(13,555)	$0
Accounts Receivable, net of allowance	79,908	(79,908)	0
Inventory	150,452	(150,452)	0
Due from Stockholders	67,139	(67,139)	0
Total current assets	311,054	(311,054)	0
Property and Equipment, net	30,960	(30,960)	0
Furniture and Fixtures	12,351	(12,351)	0
Office Equipment	19,193	(19,193)	0
Website	9,392	(9,392)	0
Leasehold Improvements	16,751	(16,751)	0
	88,647	(88,647)	0
Less: Accumulated Depreciation	46,247	(46,247)	0
NET PROPERTY AND EQUIPMENT	$42,400	$(42,400)	$0

OTHER ASSETS
Security Deposit	3,220	(3,220)	0
Patent and Trademarks (Less: Accumulated Amortization
of $2,295	24,947	(24,947)	0
TOTAL OTHER ASSETS	$28,167	$(28,167)	$0

TOTAL ASSETS	$381,621	$(381,621)	$0

CURRENT LIABILITIES:
Accounts payable	$127,131	$(127,131)	$0
Payroll Taxes Payable	1,246	(1,246)	0
Settlements Payable	15,000	(15,000)	0
Current Portion of Long-Term Debt	4,529	(4,529)	0
Notes Payable	11,654	(11,654)	0
TOTAL CURRENT LIABILITIES	159,560	(159,560)	0

LONG-TERM LIABILITIES	4,930	(4,930)	0
TOTAL LIABILITIES	165,490	(165,490)	0

STOCKHOLDERS' EQUITY:
Preferred Stock, $0.001 Par Value, Non-Voting, 1,000,000
Shares Authorized; None Issued and Outstanding	0	0	0
Common Stock, $0.001 Par Value, 50,000,000 Shares
Authorized ; 11,921,271 Shares Issued and Outstanding
at March 31, 2001	11,921	0	11,921
Additional paid in capital	2,216,731	(705,337)	1,511,394
Less: Stock Subscriptions Receivable	(283,629)	0	(283,629)
Accumulated deficit	(1,727,892)	488,206	(1,239,686
TOTAL STOCKHOLDERS' EQUITY	217,131	217,131	0
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$381,621	$(381,621)	$0

PRO-FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2001
UNAUDITED

	March 31, 2001		Adjustments		Pro Forma
Revenue		$285,418		$(285,418)		$0
Cost of Sales		146,775		(146,775)		0
Gross Profit		138,643		(138,643)		0

Operating Expenses
Marketing and Sales		43,155		(43,155)		0
General		38,784		(38,784)		0
Administrative		1,267,575		(64,011)		1,203,564
Total Operating Expenses		1,349,514		(145,950)		1,203,564

Interest Income		1,314		(1,314)		0
Interest Expense		(254)		254		0
Total other Income (Expenses)		1,060		(1,060)		0
Net Income (Loss)		$(1,209,811)		$6,247		$(1,203,564)
Retained Earnings (Accumulated Deficit), Beginning of Period		(518,081)		481,959		(36,122)
Retained Earnings (Accumulated Deficit), End of Period		(1,727,892)		488,206		(1,239,686)

Net Income (loss) Common Stock
Net loss per common share - basic	$	$(0.15)	$	$(0.00)	$	$(0.15)
Net loss per common share - diluted	$	$(0.13)	$	$(0.00)	$	$(0.13)
Weighted average number of common shares outstanding-basic		$7,987,938		$7,987,938		$7,987,938
Weighted average number of common shares outstanding-diluted		$8,987,938		$8,987,938		$8,987,938

(9) Federal Income Tax Consequences

The sale of the PBI shares by SKNT will not produce any separate and independent federal income tax consequences to SKNT's shareholders. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change this conclusion (possibly with retroactive effect).

Item 2. Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. SHAREHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT AND THE EXHIBITS HERETO IN THEIR ENTIRETY.

Item 3. Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

(a) The following persons have a substantial interest, direct or indirect, by security holdings or otherwise, including:

(1) persons who have been a director or officer of the registrant at any time since the beginning of the last fiscal year.
(2) each nominee for election as a director of the registrant.
(3) each associate of any of the foregoing persons.
See the discussion following the table below under "Business Experience of Principal" and "Potential Conflicts of Interest"

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Outstanding (1)
Common Stock	Stacy Kaufman, former president and director, 1750 NW 65th Ave., Plantation, FL 33313	3,371,666 (2) (3)	28.3%
Common Stock	Cathy Kaufman, former secretary and treasurer, 1750 NW 65th Ave., Plantation, FL 33313	3,083,333 (3)	25.9%
Common Stock	Marc Baker, president and director, 2700 North Avenue, Suite 305, Hollywood, FL 33020	8,118,271 (4)	68.1%
Common Stock	All Officers and Directors as a Group (one person)	8,118,271 (4)	68.1%
(1) Based upon 11,921,271 shares issued and outstanding at July 18, 2001, which reflects the cancellation of 1,000,000 shares underlying vested options that had been granted to Stacy Kaufman under the 1999 Employment Agreement and the issuance and sale to Marc Baker of 6 million shares on March 16, 2001.
(2) Includes 3,083,333 shares jointly owned of record and beneficially by Stacy Kaufman and his wife, Cathy Kaufman, as JTWROS issued in connection with the March 1999 merger with PBI, and 288,333 shares solely owned of record and beneficially by Stacy Kaufman, with respect to which Cathy Kaufman disclaims any beneficial interest, which was issued to Mr. Kaufman in November 1998.
(3) A total of 3,083,333 shares are owned of record and beneficially by Stacy Kaufman and Cathy Kaufman, as JTWROS.
(4) Marc Baker is the sole officer and director of SKNT. Mr. Baker was issued 2,118,271 shares in consideration for his net cash advances of $740,577 to SKNT from March 1999 through March 2001 while he was SKNT's merger consultant. Mr. Baker was also issued 6,000,000 shares in March 2001 in consideration for a subscription receivable of $6,000 pursuant to Mr. Baker acquiring voting control of SKNT.

Section 16(a) Beneficial Ownership Reporting Compliance

SKNT became subject to the reporting requirements of the Exchange Act in 1999. SKNT has been furnished copies of the Forms 3 and 5 filed with the SEC by Mr. Kaufman and Mr. Baker. Such reports were filed late by both persons.

Business Experience of Principal

Our present management consists of Marc Baker, who serves as our president, sole executive officer and director and a control shareholder, owning 68.1% of our issued and outstanding shares. Mr. Baker is a certified public accountant licensed in the State of Florida and is a 50% owner of DC Capital, Inc., a private consulting company, which is located at the same address as SKNT. During the past five years, Mr. Baker has had experience in negotiating mergers, acquisitions and stock purchase agreements involving several different private operating companies with public non-operating companies. Certain of these public non-reporting companies involved in these transactions continued to be non-reporting companies under the Exchange Act after the transactions or became reporting companies and then ceased to report under the Exchange Act.. However, Mr. Baker was not part of the post-transaction management in these non-reporting companies. Mr. Baker has also provided consulting services to  independent public accounting firms and attorneys in several transactions which services have facilitated other companies in becoming operating companies and in at least one instance becoming  and continuing to be a reporting company under the Exchange Act. Mr. Baker has also worked closely with the professionals engaged by the entities seeking to enter into business combinations, similar to those that we may pursue for the purpose of due diligence and evaluation and conducting negotiations for business combinations.

During the past five years, Mr. Baker served as an officer and director of the following public non-operating companies each of which entered into a Business Combination during the years stated: (i) Life Industries Inc. - Mr. Baker served as president of Life Industries Inc., a public non-operating company, that filed its Form 10 in 1995, prior to Mr. Baker's involvement, but never filed any Exchange Act reports. Mr. Baker after becoming president of Life Industries caused Life Industries to engage an accounting firm and legal representation so that it could enter into a business combination with Quill Industries, an operating company, in 1997. At the date of the transaction with Quill, Mr. Baker resigned his position as an officer and director and disposed of his share interest in Life Industries to an unaffiliated party. Prior to the business combination between Life and with Quill, and as a result of Mr. Baker's efforts, Life Industries had available current information required by Rule 15c-2-11, which permitted a market maker to enter quotes for the Life shares on the pink sheets. However, while Quill Industries on August 21, 1998 filed a Form 10-SB under the Exchange Act to become a reporting company, which was after Mr. Baker's resignation, the Form 10-SB was withdrawn on June 4, 1999 and Life Industries never filed any reports under the Exchange Act; (ii) Stetson Oil Exchange Inc. - Mr. Baker was an officer and director of Stetson Oil Exchange Inc., a public non-operating company that entered into a business combination transaction with Telecom Wireless Corp., an operating company, in 1998, and resigned his positions and disposed of his share interest in Stetson when it entered into a business combination with Telecom Wireless. Telecom Wireless became a reporting company under the Exchange Act and its shares were traded on the OTC:BB until the shares were delisted for failure to continue to remain current under the Exchange Act; (iii) BSD Healthcare, Inc. - Mr. Baker became BSD's president and sole director in June 2000 following which the former officers and directors resigned. BSD was not current in its reporting obligations   under the Exchange Act and was a non-operating entity. Mr. Baker was instrumental in retaining professionals and providing management services to BSD which enabled BSD to become current in its reporting under the Exchange Act, having filed amendments to its registration statement on Form 10-SB and BSD's 1999 and 2000 Annual Report on Form 10-KSB and all Quarterly Reports. BSD continues to be a non-operating company and is seeking to enter into a business combination transaction; (iv) Union Chemical Corp. -  Mr. Baker was president of  Union Chemical Corp., a public non-operating company that was never a reporting company under the Exchange Act. Mr. Baker sold his interest in Union Chemical and resigned as president  prior to Union Chemical entering into a merger agreement with HotYellow 98.com, an operating company, in 1999 and Mr. Baker had no involvement in the merger transaction. HotYellow filed a registration statement on Form 10-SB on August 23, 1999 but never filed any required Exchange Act reports and is not current under the reporting requirements under the Exchange Act;  (v) National Venture Capital Fund, Inc. - Mr. Baker is the secretary-treasurer and a director of  National Venture Capital Fund, Inc., a non-operating company that filed its Form 10-SB/12g on May 6, 1999 and filed its annual report for its year ended April 30, 2000 and its quarterly report for the first quarter ended July 31, 2000 but has failed to file the required quarterly reports under the Exchange Act  and is therefor not current in its reporting requirements; and (vi) Combined Professional Services, Inc., a current reporting company that had no operations through its year ended December 31, 2000. Mr. Baker was elected as director on February 27, 2001 following which former officers and directors resigned. Mr. Baker appointed himself as president and as sole officer and director is pursuing acquisitions for Combined Professional Services. It has recently concluded an acquisition of a 5% interest in an operating company. From 1994 to 1996, Mr. Baker was a managing director of Paige and Associates, an investment banking firm with offices in Deerfield, FL.

Potential Conflicts of Interest

Mr. Baker, our sole executive officer/director, is not required to commit his full time to our affairs and it is likely that he will not devote a substantial amount of time to our affairs. As a result, the consummation of a business combination may require a greater period of time than if our management devoted his full time to our affairs. However, our executive officer/director will devote such time, as he deems reasonably necessary, in his sole discretion, to conduct our business and affairs, including the evaluation of potential target businesses and the negotiation and consummation of a business combination. As a result, the amount of time devoted to our business and affairs may vary significantly, depending upon, among other things, whether we have identified a target business or are engaged in active negotiation and consummation of a business combination. Mr. Baker has not identified and is not currently negotiating a business combination for us. In the future Mr. Baker and other persons that may become associated with us may become affiliated with entities engaged in business activities similar to those we intend to conducted, including seeking potential business combinations. In such event, Mr. Baker and such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware, which is where we are incorporated, are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of our directors and executive officers may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any conflicts will be resolved in our favor.

(b) We were not informed by any director of the registrant in writing who intends to oppose any action to be taken by the registrant at this special meeting.

Item 4. Proposals by Security Holders

None of our security holders entitled to vote at this special meeting or by written authorization or consent has submitted to us in a reasonable time before the Information Statement is to be transmitted to our security holders a proposal which is accompanied by notice of his/her intention to present the proposal for action at the special meeting.

SIGNATURES

In accordance with Section 12 or 15(d) of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SKINTEK LABS, INC.

By: /s/ Marc Baker
Marc Baker, President, Chief Executive Officer and Director
Dated: July 23,  2001
Hollywood, Fl

Exhibit 10.1

SHARE TRANSFER AGREEMENT

This Share Transfer Agreement (the "Agreement"), effective as of April 30, 2001, by and between Skintek Labs, Inc., a Delaware corporation ("SKNT"), Performance Brands, Inc., a Florida corporation, which was a wholly-owned subsidiary of SKNT ("PBI") and Stacy Kaufman, who was SKNT’s president and sole director ("Kaufman").

WHEREAS, SKNT and Kaufman desire to enter into this Agreement whereby SKNT shall sell and transfer and Kaufman shall acquire all of the issued and outstanding PBI shares; and

WHEREAS, Kaufman desires to own operate PBI as a privately-owned company and SKNT desires to divest itself of the business and operations of PBI and be relieved of obligations under Kaufman’s 1999 Employment Agreement as provided hereunder;

NOW THEREFOR, the parties agree as follows:

ARTICLE 1 EFFECTIVE DATE

As used herein, "Effective Date" shall mean the date first set forth above, or such other or later date as may be mutually agreed upon in writing between SKNT, PBI and Kaufman, SKNT shall transfer to Kaufman all shares of capital stock of PBI owned by SKNT. Further, Kaufman shall waive any and all rights he has or had under a 1999 Employment Agreement and rights to vested options to purchase 1 million shares and unvested rights to purchase an additional 1.5 million shares of SKNT under the 1999 Employment Agreement.

ARTICLE 2 SHARE TRANSFER

Subject to the terms and conditions herein set forth:

(a) Transfer of all Outstanding PBI Stock: Subject to the terms and conditions stated herein, on the Effective Date, SKNT shall assign, convey, endorse, transfer and deliver to Kaufman all of the issued and outstanding shares of PBI owned by SKNT, which prior to this Agreement was a wholly-owned subsidiary of SKNT in consideration for the waiver by Kaufman of any and all rights that Kaufman has or had under the 1999 Employment Agreement.

(b) Waiver and Cancellation of Options: SKNT under the 1999 Employment Agreement, granted Kaufman options to purchase 2.5 million SKNT shares at $.50 per share, which options vested based upon certain levels of accumulated revenues in increments of 500,000 shares. Options to purchase 1 million SKNT shares had already vested based upon SKNT achieving such initial two levels of accumulated revenues.

(c) Resignation of Kaufman: Pursuant to the negotiation and as further consideration for execution and delivery of this Agreement, Kaufman has elected Marc Baker to the board of directors of SKNT and has tendered his resignation as an officer and director of SKNT. The parties agree that Kaufman shall retain ownership of all SKNT shares issued and outstanding in Kaufman’s name.

(d) Delivery of PBI Books and Records: Immediately upon the earlier of the Effective Date or the resignation of Kaufman as an officer and director of SKNT, SKNT shall deliver copies of all books and records of PBI to Kaufman so that Kaufman may continue to operate the business of PBI. SKNT shall deliver to Kaufman such other documents and records as Kaufman may reasonably request, and Kaufman undertakes to cooperate with the independent public accountants of SKNT and with SKNT’s new management in order to assist SKNT to continue as a reporting company under the Exchange Act. Neither party shall unreasonably withhold any request for necessary information requested hereunder.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES

(a) Validly Issued Shares: The PBI Shares being transferred to Kaufman by SKNT upon the execution and delivery of this Agreement have been duly and validly issued PBI Shares. To the best of SKNT’s knowledge, there are no other PBI Shares issued or outstanding.

(b) Cancellation of Options: On the Effective Date, Kaufman waives all rights to options, both vested and unvested, to purchase SKNT Shares under his 1999 Employment Agreement and all other rights, if any, that exist or may exist under the 1999 Employment Agreement.

(c) Title and Authority: At the Effective Date each party shall have, and at all times prior to the Effective Date shall be in good standing, power to enter into this Agreement, have authority to enter into this Agreement and related transactions and the Agreement shall be effective

(d) No Conflict or Default: Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term condition of provisions of the articles of incorporation or bylaws of SKNT or PBI, or of any agreement, deed, contract, obligation or instrument to which either is a party or by which they may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition or any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to the PBI Shares, or give to others any interest or rights.

ARTICLE 4 INVESTMENT REPRESENTATIONS

Each Party represents, warrants and agrees that:

(a) Each party acknowledges being informed that the PBI Shares being transferred to Kaufman under this Agreement have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities law;

(b) Each party has examined this Agreement and has been given access to all underlying documents related to this transaction, and each party is satisfied that it has received such information as he or it deems necessary or appropriate as a prudent and knowledgeable person to verify the accuracy of such information and to evaluate the merits and risks of entering into this Agreement;

(c) Each party realizes that neither the Securities and Exchange Commission nor the securities regulatory body of any state has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement but that a Schedule 14C Information Statement shall be prepared and filed with the SEC relating to the transactions contemplated by this Agreement and the related transactions;

(d) At the time of this Agreement, all parties have reviewed the economic consequences of this Agreement with their respective attorneys, accountants and/or other financial advisors, was afforded access to the books and records of all parties to this Agreement and was fully familiar with the financial affairs of the parties hereto.

ARTICLE 5 ON ASSIGNABILITY

This Agreement shall not be assigned by any party.

ARTICLE 6 AMENDMENT

This Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification.

ARTICLE 7 SURVIVAL

All covenants, agreements, representations, and warranties made herein and in any certificates delivered at the Effective Date, or pursuant thereto, shall be deemed to be material and to have been relied upon by the other parties hereto, notwithstanding any investigation heretofore or hereafter made or omitted by any such other party or on its behalf, and shall survive the Effective Date hereunder.

ARTICLE 8 NOTICES

All notices and other communications hereunder shall be in writing and shall be hand delivered or mailed, first class, postage prepaid, as herein provided:

If to SKNT, then to:
Marc Baker
2700 North 29th Avenue, Suite 305
Hollywood, FL 33020

If to PBI or Kaufman, then to:
Stacy Kaufman
959 Shotgun Road
Sunrise, FL 33326

ARTICLE 9 BINDING ON SUCCESSORS

All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective employees, agents, officers, directors, successors, and legal representatives.

ARTICLE 10 TITLES

The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

ARTICLE 11 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which taken together shall constitute one and the same document. A facsimile signature shall be treated as an original.

ARTICLE 12 SEVERABILITY

The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

ARTICLE 13 GOVERNING LAW

This Agreement shall be governed by and interpreted and constructed in accordance with the laws of the State of Florida and Venue shall be proper in Palm Beach County, Florida.

ARTICLE 14 EXPENSES

Each party shall each bear their own costs, expenses, and attorneys' fees in conjunction with or related to this Agreement.

ARTICLE 15 ARBITRATION

Any controversy arising out of, connected to, or relating to any matters herein of the transactions between SKNT, PBI and Kaufman (including for purposes of arbitration, employees, controlling persons, affiliates, professional advisors, accountants, attorneys, or agents of SKNT or PBI), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or state securities laws, banking statutes, consumer protection statutes, Federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law, claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall select a third arbitrator, which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties. Venue for arbitration and any action herein shall lie in and for the 15th Judicial Circuit, Palm Beach County, Florida.

SIGNATURE PAGE

 Dated this 30th day of April, 2001.

 SKINTEK LABS, INC.

By: /s/ Marc L. Baker, President
Marc L. Baker, President

PERFORMANCE BRANDS, INC.

By: /s/ Stacy Kaufman, President
Stacy Kaufman, President

and

By: /s/ Stacy Kaufman, Individually
Stacy Kaufman

Exhibit 10.2

Assets and Liabilities Transferred

The following is a schedule of the assets and liabilities of Performance Brands, Inc. transferred from the Company in the April 30, 2001 transaction.

Cash	$13,555
Accounts Receivable	79,908
Inventory	150,452
Due from Stockholders	67,139
Net Property and Equipment	42,400
Security Deposits	3,220
Net Patent & Trademarks	24,947
Accounts Payable	(127,131)
Payroll Taxes Payable	(1,246)
Settlements Payable	(15,000)
Note Payable	(11,654)
Long Term Debt	(9,459)
Net Assets Transferred	$217,131